Exhibit 1.1

EXECUTION VERSION

KRAFT HEINZ FOODS COMPANY

$350,000,000 Floating Rate Senior Notes due 2019

$650,000,000 Floating Rate Senior Notes due 2021

$500,000,000 Floating Rate Senior Notes due 2022

Underwriting Agreement

August 7, 2017

Barclays Capital Inc.

J.P. Morgan Securities LLC

As Representatives of the several

Underwriters listed in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Kraft Heinz Foods Company, a Pennsylvania limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters listed in Schedule 1 hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $350,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2019 (the “2019 Notes”), $650,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2021 (the “2021 Notes”) and $500,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2022 (the “2022 Notes” and, collectively with the 2019 Notes and the 2021 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of July 1, 2015 and one or more supplemental indentures thereto (such indenture, together with each applicable supplemental indenture, the “Indenture”) among the Company, The Kraft Heinz Company, a Delaware corporation, as guarantor (the “Guarantor”), and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), and will be guaranteed on a senior unsecured basis by the Guarantor (the “Guarantee”).

The Company and the Guarantor hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-213290), including a prospectus, relating to the debt securities to be issued from time to time by the Company. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in such Registration Statement (and any amendments thereto) at the time of its effectiveness that omits Rule 430 Information (the “Base Prospectus”) and the preliminary prospectus supplement, dated August 7, 2017, relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, that amends or supplements the Base Prospectus, and the term “Prospectus” means the Base Prospectus and the final prospectus supplement that amends or supplements the Base Prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company shall have prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated August 7, 2017, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase and Sale of the Securities.

(a) On the basis of the representations, warranties and agreements set forth herein, the Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of:

i.	the 2019 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.800% of the principal amount thereof plus accrued interest, if any, from August 10, 2017 to the Closing Date (as defined herein);

ii.	the 2021 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.750% of the principal amount thereof plus accrued interest, if any, from August 10, 2017 to the Closing Date; and

iii.	the 2022 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.650% of the principal amount thereof plus accrued interest, if any, from August 10, 2017 to the Closing Date.

The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.

(c) Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP at 10:00 a.m., New York City time, on August 10, 2017, or at such other time or place on the same or such other date as the Representatives and the Company may agree upon in writing not later than the fifth business day thereafter. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) The Securities to be purchased by each Underwriter hereunder will be represented by one or more global notes in book-entry form. Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the initial sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company and the Guarantor acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or fiduciary to, or an agent of, the Company, the Guarantor or any other person. Additionally, none of the Representatives or any other Underwriter is advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and none of the Representatives or any other Underwriter shall have any responsibility or liability to the Company or the Guarantor with respect thereto. Any review by the Representatives or any Underwriter of the Company, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company, the Guarantor or any other person. The Company and the Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered services of any nature, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with the purchase and distribution of the Securities pursuant to this Agreement or the process leading thereto.

3. Representations and Warranties of the Company and the Guarantor. Each of the Company and the Guarantor, jointly and severally, represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by or on behalf of such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Neither the Company nor the Guarantor (including their respective agents and representatives, other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to, nor will it prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Guarantor or their respective agents and representatives (other than a communication referred to in any of clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including Pricing Term Sheets substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (v) any electronic road show or other written communications furnished to the Representatives and counsel for the Underwriters for review before use, authorization or approval thereof (and which will not be used, authorized or approved if reasonably objected to by the Representatives). Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by or on behalf of such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Guarantor and its subsidiaries and Kraft Foods Group, Inc. and its subsidiaries (“Kraft”), as applicable, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated therein; the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Guarantor and its subsidiaries or Kraft, as applicable, and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information (including the applicable requirements of Regulation S-X) in all material respects and the Company believes that the assumptions underlying such pro forma financial information are reasonable and the adjustments used therein are appropriate. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Guarantor and its subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Guarantor or the Company on any class of its capital stock, or any material adverse change, or any development involving a prospective material adverse change, in the business, assets, management, financial position or results of operations of the Guarantor and its subsidiaries, taken as a whole; (ii) none of the Guarantor or any of its subsidiaries has entered into any transaction or agreement that is material to the Guarantor and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Guarantor and its subsidiaries, taken as a whole; and (iii) none of the Guarantor or any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in respect of clauses (i), (ii) and (iii) above as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Guarantor and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, properties, financial position or results of operations of the Guarantor, the Company and their respective subsidiaries, taken as a whole, or on the performance by the Company or the Guarantor of their obligations under this Agreement, the Securities and the Guarantee (a “Material Adverse Effect”). The Guarantor does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Guarantor’s Annual Report on Form 10-K filed with the Commission on February 23, 2017, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K.

(i) Capitalization. After giving effect to the offering of the Securities and the use of proceeds therefrom, at July 1, 2017, the Guarantor had the capitalization set forth in each of the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of the Guarantor, the Company and each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and (x) with respect to the Company, are owned directly or indirectly by the Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third-party, and (y) with respect to the subsidiaries of the Company, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third-party, except, in the case of clauses (x) and (y) above, for any of the foregoing (i) pursuant to the indenture dated as of January 30, 2015, among the Company, the guarantors party thereto, Wells Fargo Bank, National Association, as collateral agent, and MUFG Union Bank, N.A., as trustee (the “Second Lien Notes Indenture”), or (ii) as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(j) Due Authorization. The Company and the Guarantor have full right, power and authority to execute and deliver, in each case, to the extent a party thereto, this Agreement, the Securities and the Indenture (including the Guarantee set forth therein) (such documents, the “Transaction Documents”), and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been or will be duly and validly taken on or prior to the Closing Date.

(k) The Indenture. The Indenture has been duly authorized by the Company and the Guarantor and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, reorganization, moratorium, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or law) relating to enforceability (collectively, the “Enforceability Exceptions”); and the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(l) The Securities and the Guarantee. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Guarantee has been duly authorized by the Guarantor and, upon the execution of the Indenture, assuming that the Securities have been duly executed, authenticated, issued and delivered by the Company as provided in the Indenture and paid for as provided herein, the Guarantee will be the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(n) Descriptions of the Transaction Documents. Each of the Transaction Documents conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus (to the extent described therein).

(o) No Violation or Default. None of the Guarantor, the Company or any of its subsidiaries is (i) in violation of its articles, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor, the Company or any of its subsidiaries, as applicable, is a party or by which the Guarantor, the Company or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of the Guarantor, the Company or any of its subsidiaries, as applicable, is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party (including but not limited to, the issuance and sale of the Securities (including the Guarantee)), and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor, the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor, the Company or any of its subsidiaries is a party or by which the Guarantor, the Company or any of its subsidiaries is bound or to which any of the property or assets of the Guarantor, the Company or any of its subsidiaries is subject (other than any lien, charge or encumbrance created or imposed pursuant to the Transaction Documents), (ii) result in any violation of the provisions of the articles, charter or by-laws or similar organizational documents of the Guarantor, the Company or any of its subsidiaries or (iii) assuming the representations and acknowledgments of the Underwriters set forth in Section 5 are true and accurate, result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Consents Required. Assuming the representations and acknowledgments of the Underwriters set forth in Section 5 are true and accurate, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required on the part of the Guarantor or the Company for the execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party as of the Closing Date, the issuance and sale of the Securities (including the Guarantee) and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents as of the Closing Date, except for filings in connection with the Company’s reporting obligations under the Exchange Act, any required filings through the FINRA Public Offering System and such consents, approvals, authorizations, orders and registrations or qualifications (A) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, (B) that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (C) as have been obtained or made prior to the Closing Date.

(r) Legal Proceedings and Required Disclosures. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (collectively, “Actions”) pending to which the Guarantor, the Company or any of its subsidiaries is or may be a party or to which any property of the Guarantor, the Company or any of its subsidiaries is or may be subject that, individually or in the aggregate, if determined adversely to the Guarantor, the Company or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company and the Guarantor, threatened or contemplated by any governmental or regulatory authority or by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s) Independent Accountant. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Guarantor and its subsidiaries, is an independent public accountant with respect to the Guarantor and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Real and Personal Property. The Guarantor, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Guarantor, the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except for those that (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (ii) are created pursuant to the Second Lien Notes Indenture or in connection therewith.

(u) Intellectual Property. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Guarantor, the Company and its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, trademark registrations, service mark registrations and other indicia of origin, copyrights, works of authorship, all applications and registrations for the foregoing, domain names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, free of liens; to the best knowledge of the Company and the Guarantor, the conduct of their respective businesses does not infringe or otherwise violate any such rights of others (except for such infringements or other violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); to the best knowledge of the Company and the Guarantor, no third-party violates or infringes the intellectual property owned by the Company or any of its subsidiaries except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Guarantor, the Company or its subsidiaries have received any written notice of any claim of infringement or other violation of any such rights of others that, if determined in a manner adverse to the Company and its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Guarantor, the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Guarantor, the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement or the Prospectus and that is not so described in such document and in the Time of Sale Information.

(w) Investment Company Act. Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x) Taxes. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, the Guarantor, the Company and each of its subsidiaries have paid all federal, state, local and foreign taxes (including any related interest, penalties and additions to tax) due and payable by them (including in their capacity as withholding agent) and have filed all tax returns required to be paid or filed (taking into account any validly-obtained extension of the time within which to file) except for (i) items being contested in good faith and by appropriate proceedings for which adequate reserves for taxes have been established in accordance with generally accepted accounting principles or (ii) where failure to pay or file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax audit, tax assessment, tax deficiency or other tax claim that has been, or could reasonably be expected to be, asserted against the Guarantor, the Company or any of its subsidiaries or any of their respective properties or assets except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y) Licenses and Permits. The Guarantor, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Guarantor, the Company or any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such modification or failure to renew, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(z) No Labor Disputes. No labor disturbance by or dispute with employees of the Guarantor, the Company or any of its subsidiaries exists or, to the knowledge of the Company and the Guarantor, is contemplated or threatened, and none of the Company or the Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Guarantor’s, the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Compliance with Environmental Laws. (i) The Guarantor, the Company and its subsidiaries (x) are, and were during the applicable statute of limitations, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, that would with respect to sub-clause (x), (y) or (z) of this clause (i), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Guarantor, the Company or its subsidiaries, except, in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, written notice, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (x) there are no proceedings that are pending, or that are to the Company’s or the Guarantor’s best knowledge contemplated, against the Guarantor, the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) neither the Company nor the Guarantor has knowledge of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (z) none of the Guarantor, the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, each pension plan within the meaning of Section 3(2) of ERISA that is maintained outside the jurisdiction of the United States satisfies the minimum funding requirements to the extent required by applicable law; (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vii) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), and except where failure to comply with any of clauses (i) through (vii) of this paragraph would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Disclosure Controls. The Guarantor and its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Guarantor and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) Accounting Controls. The Guarantor and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Guarantor and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Prospectus and the Time of Sale Information, there are no material weaknesses or significant deficiencies in the Guarantor’s and its subsidiaries’ internal controls.

(ee) Insurance. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company and its subsidiaries believe are adequate to protect their respective businesses; and none of the Company or any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) No Unlawful Payments. None of the Guarantor, the Company or any of its subsidiaries, or any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Guarantor, the Company or any of their subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law of any other relevant jurisdiction; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Guarantor, the Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(gg) Compliance with Money Laundering Laws. The operations of the Guarantor, the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor, the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantor, threatened.

(hh) Compliance with Sanctions Laws. None of the Guarantor, the Company or any of its subsidiaries, or any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Guarantor, the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Guarantor, the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.

(ii) Solvency. The Company and the Guarantor on a consolidated basis (after giving effect to the issuance of the Guarantee, the issuance and sale of the Securities and the use of proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Guarantor is not less than the total amount required to pay the liabilities of the Company and the Guarantor on their combined total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and the Guarantor are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Guarantee, the issuance and sale of the Securities as contemplated by this Agreement and the use of proceeds therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and the Guarantor are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Company and the Guarantor are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company and its subsidiaries are engaged; and (v) the Company and the Guarantor are not defendants in any civil action that would result in a judgment that the Company and the Guarantor are or would become unable to satisfy.

(jj) No Restrictions on Subsidiaries. Except as is not material to the Company’s ability to make payments on the Securities when due, on the Closing Date, no subsidiary of the Company will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or will be subject, as of the Closing Date, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except (i) to the extent such restriction or prohibition would constitute a lien permitted by the Indenture or the Transaction Documents or (ii) as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as created under the Transaction Documents.

(kk) No Broker’s Fees. None of the Guarantor, the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ll) No Registration Rights. No person has the right to require the Guarantor, the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(mm) No Stabilization. Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Statistical and Market Data. Nothing has come to the attention of the Company or the Guarantor that has caused such entity to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp) Sarbanes-Oxley Act. To the extent applicable, there is and has been no failure in any material respect on the part of the Company or any of its subsidiaries or any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4. Further Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, covenant and agree with each Underwriter that:

(a) Required Filings. The Company and the Guarantor will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheets in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required by law in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter (A) a copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities that a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before using, authorizing, approving or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, during the Prospectus Delivery Period, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Preliminary Prospectus, the Prospectus or the Time of Sale Information or any Issuer Free Writing Prospectus set forth on Annex A hereto or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will use reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with applicable law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented, including such documents to be incorporated by reference therein, will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Guarantor will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Guarantor occurring after the “effective date” (as defined in Rule 158 of the Securities Act) of the Registration Statement; provided that the Guarantor will be deemed to have furnished such statement to its security holders and the Representatives if it is filed on EDGAR.

(i) Clear Market. During the period from the date hereof through and including the date that is 30 days after the Closing Date, the Company and the Guarantor will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor and having a term of more than one year. The foregoing sentence shall not apply to any debt securities issued to the Guarantor, the Company or any of the Guarantor’s subsidiaries.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities in the manner described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheets referred to in Annex B hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company and the Guarantor. (i) Kirkland & Ellis LLP, counsel for the Company and the Guarantor, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, substantially in the forms set forth in Annex C hereto, (ii) in-house counsel of the Guarantor shall have furnished to the Representatives, at the request of the Company, her/his written opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Annex D hereto and (iii) McGuireWoods LLP, Pennsylvania local counsel for the Company shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, substantially in the forms set forth in Annex E hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the existence or good standing of the Company and the Guarantor in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Company, the Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(m) Additional Documents. On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company and the Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, their respective directors or managers, as applicable, and officers and each person who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the fifth paragraph, the first and second sentence of the seventh paragraph, the eighth paragraph and the first, second and third sentence of the ninth paragraph, in each case, found under the heading “Underwriting (Conflicts of Interest).”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantor, their respective directors or managers, as applicable, and officers and any control persons of the Company and the Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For the avoidance of doubt, until the Company, the Guarantor or their respective directors, officers and control persons are entitled to indemnification from the Underwriters under Section 7(b) above, they are not entitled to contribution under this Section 7(d). For the avoidance of doubt, until the Underwriters, their affiliates, directors, officers and control persons are entitled to indemnification from the Company and the Guarantor under Section 7(a) above, they are not entitled to contribution under this Section 7(d).

(e) Limitation on Liability. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, the NASDAQ Stock Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantor or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, initial sale, preparation and initial delivery of the Securities and any transfer and other stamp, excise or similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the reasonable fees and expenses of the Company’s and the Guarantor’s counsel and independent accountants; (v) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a “blue sky” memorandum (including the reasonable related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantor jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Bail-in Powers. The Company and the Guarantor acknowledge, accept and agree that liabilities arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below) and acknowledge, accept and agree to be bound by (i) the effect of the exercise of the Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability (as defined below) of the Underwriters to the Company or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (A) the reduction of all, or a portion of the BRRD Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (C) the cancelation of the BRRD Liability; (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 13, (i) the term “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirements as described in the EU Bail-in Legislation Schedule from time to time; (ii) the term “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; (iii) the term “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; (iv) the term “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://lma.eu.com/pages.aspx?p=499; (v) the term “BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised; and (vi) the term “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

The Company and the Guarantor acknowledge and accept that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the Underwriters, the Company and the Guarantor relating to the subject matter of this Agreement.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor or the Underwriters.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk – 3rd floor, fax no. (212) 834-6081. Notices to the Company and the Guarantor shall be given to Kraft Heinz Foods Company, 200 East Randolph, Chicago, Illinois 60601, Attention: General Counsel, with a copy to: Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, (fax: (212) 446-4900), Attention: Joshua N. Korff.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Waiver of Jury Trial. The Company, the Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Consent to Jurisdiction. The Company and the Guarantor hereby submit to the nonexclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and the Company and the Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, KRAFT HEINZ FOODS COMPANY

By:	/s/ Rishi Natarajan
Name: Rishi Natarajan
Title: Vice President and Treasurer

Very truly yours, THE KRAFT HEINZ COMPANY

By:	/s/ Rishi Natarajan
Name: Rishi Natarajan
Title: Vice President and Global Treasurer

Accepted on the date first written above:

For itself and on behalf of the several

Underwriters listed in Schedule 1

hereto.

BARCLAYS CAPITAL INC.

By:	/s/ Barbara Mariniello
Name: Barbara Mariniello
Title: Managing Director

Accepted on the date first written above:

For itself and on behalf of the several

Underwriters listed in Schedule 1

hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director